                                                                     EXHIBIT 4.2

                           FORM OF WARRANT CERTIFICATE

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH RESTRICTED WARRANT:]

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

[THE COMPANY SHALL PLACE THE FOLLOWING PARAGRAPH ON THE FACE OF EACH WARRANT HELD BY OR TRANSFERRED TO AN "AFFILIATE" (AS DEFINED IN RULE 501(B) OF REGULATION D UNDER THE SECURITIES ACT) OF THE COMPANY:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                              DAVE & BUSTER'S, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:      [        ]                       Number of Shares:   [       ]
CUSIP No.:        23833N 112                            (subject to adjustment)

Date of Issuance:  August 7, 2003

         DAVE & BUSTER'S, INC., a Missouri corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [____________], the registered holder hereof or its permitted assigns, is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant (as defined below), at any time or times on or after the date hereof, but not after 5:00 p.m., Eastern Standard Time, on the Expiration Date (as defined below), [______________] fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price per share provided in Section 1(d) of this Warrant, subject to adjustment as provided below. Capitalized terms used herein but not defined shall have the same meanings assigned to them in the Securities

Purchase Agreement dated as of August 6, 2003, by and between the Company and the parties listed on the Schedule of Buyers attached thereto as Exhibit A (as such agreement may be amended, supplemented and modified from time to time as provided in such agreement, the "Securities Purchase Agreement").

         This Warrant (as defined below) is one of a series of Warrants issued in connection with the transactions described in that certain (i) Securities Purchase Agreement and (ii) certain other related documents and agreements including, without limitation, the Transaction Documents (as defined in the Securities Purchase Agreement). The Warrant Shares (as defined below) issued upon exercise of this Warrant and the holder hereof and thereof shall be entitled to all of the rights and privileges set forth in the Transaction Documents. The Warrants are issued under and pursuant to a Warrant Agent Agreement dated as of August 7, 2003 (herein called the "Warrant Agent Agreement"), between the Company and The Bank of New York (herein called the "Warrant Agent"),

SECTION 1. DEFINITIONS. The following terms as used in this Warrant shall have the following meanings:

         (a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are required by law to remain closed.

         (b) "Common Stock" means (i) the common stock, $.01 par value per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

         (c) "Exercise Price" shall be equal to $13.46, subject to further adjustment as hereinafter provided.

         (d) "Expiration Date" means August 6, 2008 or, if such date does not fall on a Business Day or on a Trading Day, then the next Business Day.

         (e) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

         (f) "Principal Market" means The New York Stock Exchange (the "NYSE") or, if the Common Stock is not traded on the NYSE, then the principal securities exchange or trading market for the Common Stock.

         (g) "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of August 7, 2003, among the Company, the Placement Agents and certain of the initial purchasers of the Series B Preferred Stock as such agreement may be amended, supplemented and modified from time to time in a writing signed by all of the signatories thereto.

         (h) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


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

         (i) "Trading Day" shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

         (j) "Warrant" means this Warrant and the other warrants to purchase shares of Common Stock issued pursuant to the Securities Purchase Agreement and all warrants issued in exchange, transfer or replacement thereof.

         (k) "Warrant Shares" means all shares of Common Stock issuable upon exercise of the Warrants.

SECTION 2. Exercise of Warrant.

         (a) Subject to the terms and conditions hereof, including the early termination of this Warrant pursuant to Section 3(b) of this Warrant, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 5:00 p.m., Eastern Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company at the principal corporate trust office of the Warrant Agent and to the Company's designated transfer agent (the "Transfer Agent"), of such holder's election to exercise all or a portion of this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Warrant Agent of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Warrant Agent or wire transfer of immediately available funds or (B) notification to the Company at the principal corporate trust office of the Warrant Agent that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e) of this Warrant), and (iii) the surrender of this Warrant to a common carrier for overnight delivery to the Warrant Agent as soon as practicable following such date (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of
Section 8 of this Warrant shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall use its best efforts on or before the third Business Day, but in no event later than the fifth Business Day (the "Warrant Share Delivery Date") following the date of receipt by the Warrant Agent of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), (A) in the case of a public resale of such Warrant Shares, at the holder's request, to credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system or (B) to issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Notice, this Warrant and Aggregate Exercise Price referred to in clause (ii)(A) above or notification of a Cashless Exercise referred to in Section 2(e) of this Warrant, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determination or arithmetic calculation to the holder via facsimile within two (2) Business Days after receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Exercise Price or arithmetic calculation of the number of Warrant Shares within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Exercise Price or the Closing Price (as defined in Section 9(f) of this Warrant) to an independent, reputable investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside auditor. The Company shall cause the investment banking firm or the auditor, as the case may be, to perform the determination or calculation and notify the Company and the holder of the results no later than ten (10) Business Days from the time it receives the disputed determination or calculation. Such investment banking firm's or auditor's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error. All fees and expenses of such determinations shall be borne solely by the Company.

         (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable but in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

         (c) Notwithstanding anything contained in this Warrant to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates which evidence such fractional shares. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In lieu of any fractional shares, there shall be paid to the holder an amount of cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 2(c) of this Warrant, the current market value of a share of Common Stock shall be the Closing Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise or if not listed on a Principal Market, then as determined by the holders of Warrants representing a majority of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding.

         (d) If the Company shall fail for any reason or for no reason (except in the case of a dispute as to the Exercise Price or the Closing Price which is being resolved in accordance with Section 2(a) of this Warrant) to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's or its designee's balance account with DTC, in accordance with Section 2 of this Warrant, for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to
Section 2(b) of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date if such exercise is not timely effected and/or each day after the Warrant Delivery Date if such Warrant is not delivered, as the case may be, in an amount equal to one-half percent (0.5%) per month multiplied by the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date and to which such holder is entitled, the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date and (II) the Closing Price of the Common Stock on the Warrant Share Delivery Date, in the case of failure to deliver Common Stock, or on the Warrant Delivery Date, in the case of failure to deliver a Warrant, provided that if the Common Stock is not listed on a Principal Market, then the Closing Price shall be as determined in good faith by a majority of the Company's Board of Directors, whose determination shall be final, binding and conclusive.

         (e) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant as to all or a portion of the Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                           Net Number = (A x B) - (A x C)
                                        -----------------
                                                B

         For purposes of the foregoing formula:

                  A= the total number of shares with respect to which this Warrant is then being exercised.

                  B= the Closing Price of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.

                  C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

         [INCLUDE THE FOLLOWING PARAGRAPH ONLY IF HOLDER HAS ELECTED TO BE GOVERNED BY SECTION 2(K)(i) OF THE SECURITIES PURCHASE AGREEMENT:


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


         (f) The Holder hereby agrees that in no event will it exercise any of the Warrants in excess of the number of such Warrants upon the exercise of which
(x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph plus (y) the number of shares of Common Stock issuable upon the exercise of such Warrants, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Exercise Notice by the Holder shall be deemed to be the Holder's representation that the Warrants specified therein are exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise the Warrants at such time as the conversion thereof will not violate the provisions of this paragraph.]

         [INCLUDE THE FOLLOWING PARAGRAPHS ONLY IF HOLDER HAS ELECTED TO BE GOVERNED BY SECTION 2(K)(ii) OF THE SECURITIES PURCHASE AGREEMENT:

         (f) Each Holder hereby agrees that in no event will it exercise any of the Warrants in excess of the number of such Warrants upon the exercise of which
(x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the exercise of such Warrants, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with the Exchange Act. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Exercise Notice by the Holder shall be deemed to be the Holder's representation that the Warrants specified therein are exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise the Warrants at such time as the conversion thereof will not violate the provisions of this paragraph.


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SECTION 3. DATE; DURATION; EARLY TERMINATION OF WARRANTS.

         (a) The date of this Warrant is August 7, 2003 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect at 5:00 pm Eastern Standard Time on the Expiration Date, or the Termination Date (as defined below), if applicable, as the case may be, except that notwithstanding any other provisions hereof, the provisions of Section 8(c) of this Warrant shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         (b) If at any time after August 6, 2006 (1) the Closing Price per share of the Common Stock has exceeded one hundred fifty percent (150%) of the Exercise Price then in effect for any fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days (the "Determination Period") and (2) either (x) a shelf registration statement covering resales of the Common Stock issuable upon exercise of the Warrants is effective and available for use at all times during the period beginning thirty (30) days prior to the Notice Date (as defined below) and ending on the Termination Date, and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Termination Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement or (y) the Warrant Shares issuable upon a Cashless Exercise may be sold pursuant to Rule 144 under the Securities Act, then the Company may, at its option, terminate the Warrants. By following the procedures set forth below, the Company may exercise this right of termination only if, within ten (10) days following the Determination Period, the Company shall mail or cause to be mailed a notice of such termination (the "Termination Notice," and the date such Termination Notice is mailed, the "Notice Date") to the holders of the Warrant at the address set forth for such holder in Section 12 of this Warrant. Such mailing shall be by first class mail and the Company shall contemporaneously issue a press release through PRNewswire or Bloomberg Financial Markets containing substantially the same information as the notice of termination described below. Each such notice of termination shall specify the CUSIP number of the Warrant, the Termination Date, that the Warrants may not be exercised after 5:00 p.m., Eastern Standard Time, on the Termination Date and the current Exercise Price.

         If all of the conditions described in the preceding paragraph have been met and if no Event of Default (as that term is defined in the Indenture) shall have occurred and be continuing under the Indenture, dated as of August 7, 2003 between the Company and The Bank of New York, as trustee, any Warrant not exercised before the close of business on the ninetieth (90th) day after the mailing date of the notice of termination (such ninetieth (90th) day, the "Termination Date") shall automatically be deemed exercised in a Cashless Exercise in accordance with Section 2(e) and the Company will deliver the number of Warrant Shares issuable to the holder upon receipt of a completed Exercise Notice along with the original copy of the Warrant for cancellation (or an affidavit of lost Warrant in accordance with Section 12).

SECTION 4. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

         (a) Issuance of Warrants and Warrant Shares. This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will, upon issuance, be, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and

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shall not be subject to preemptive rights or other similar rights of shareholders of the Company. All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof or Cashless Exercise in accordance with the terms hereof, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

         (b) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will take all actions reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares upon exercise of all of the Warrants without regard to any limitations on conversions or exercise.

         (c) Listing. The Company shall promptly use reasonable efforts to secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall use reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock issuable from time to time upon the exercise of this Warrant; and the Company shall use reasonable efforts to list on the Principal Market or automated quotation system, as the case may be, and shall use reasonable efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such Principal Market or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

         (d) Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation and available for the purpose of issue upon such exercise.

         (e) Obligations Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company's assets or other similar transactions.

SECTION 5. TAXES.

         (a) The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         (b) Notwithstanding any other provision of this Warrant or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Company's Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company's reasonable satisfaction that it is exempt from such requirement.

SECTION 6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

SECTION 7. COMPLIANCE WITH SECURITIES LAWS.

         (a) The holder of this Warrant, by the acceptance hereof, represents and warrants that (i) it is acquiring this Warrant and (ii) upon exercise of this Warrant will acquire the Warrant Shares then issuable upon exercise thereof for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and was not organized for the specific purpose of acquiring the Warrants or Warrant Shares.

         (b) This Warrant and all the Warrant Shares issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

         THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

         In addition, any Warrants or Warrant Shares held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities
Act) of the Company shall be stamped or imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

         The legends set forth above shall be removed and the Company (in the case of Warrants) shall direct the Warrant Agent to issue a new Warrant or Warrant(s) of like tenor and exercisable for the same number of Warrant Shares, or the Transfer Agent (in the case of Warrant Shares) shall issue a certificate or certificates representing Warrant Shares, as appropriate, without such legends to the holder of the Warrant(s) or Warrant Shares upon which they are stamped, (i) if such Warrant(s) or Warrant Shares are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, pursuant to a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Warrant(s) or Warrant Shares may be made without registration under the Securities Act, or (iii) if the holder of the Securities has not been an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months, upon expiration of the two- (2) year period under Rule 144(k) promulgated under the Securities Act (or any successor rule). In the event Rule 144(k) (or any successor rule) is amended to change the two- (2) year or three-
(3) month periods, the reference(s) in the preceding sentence shall be deemed to be a reference to such changed period(s), provided that such change shall not become effective if it is otherwise prohibited by, or would otherwise cause a violation of, the then applicable federal securities laws. The Company shall not require such opinion of counsel for the sale of Warrant(s) or Warrant Shares in accordance with Rule 144 of the Securities Act, provided the seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.

SECTION 8. OWNERSHIP AND TRANSFER.

         (a) The Company shall cause the Warrant Agent to maintain at its principal corporate trust office (or at such other office or agency of the Company as the Company may designate by notice to the holder hereof), a register for this Warrant (the "Warrant Register"), in which the Warrant Agent shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and all rights hereunder shall be assignable and transferable by the holder hereof without the consent of the Company upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B attached hereto) at the principal corporate trust office of the Warrant Agent (or such other office or agency of the Company as the Company may designate in writing to the holder hereof).

         (c) The Company is obligated to register all of the Warrants and the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement. The Warrants and the shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees and shall agree to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE. The Exercise Price, the number of Warrant Shares issuable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 9(f) of this Warrant) fixed for such determination and
(ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Exercise Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 9(a) of this Warrant is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 9(f) of this Warrant) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the date after such Record Date by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Company's Board of Directors.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 9(a) of this Warrant applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 9(c) of this Warrant and (2) dividends and distributions paid exclusively in cash (except as set forth in Sections 9(e) and 9(f) of this Warrant, (the foregoing hereinafter in this Section 9(d) called the "Securities")), unless the Company elects to reserve such Securities for distribution to the holders upon exercise of the Warrants so that any such holder converting Warrants will receive upon such exercise, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had exercised its Warrants into Common Stock immediately prior to the Record Date for such distribution of the Securities, then, in each such case, the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction the numerator of which shall be the Current Market Price (as defined in Section 9(f) of this Warrant) on such date less the fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a Warrant (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Warrant (or portion thereof) immediately prior to such Record Date.

         In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared. If a majority of the independent members of the Company's Board of Directors determines the fair market value of any distribution for purposes of this
Section 9(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 9(f) of this Warrant to the extent possible, unless a majority of the independent members of the Company's Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holders.

         In the event that the Company implements a new stockholder rights plan, such rights plan shall provide that upon exercise of the Warrants the holders will receive, in addition to the Common Stock issuable upon such exercise, the rights issued under such rights plan (as if the holder had exercised the Warrant prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of exercise). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 9(d).

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9(d) (and no adjustment to the Exercise Price under this Section 9(d) will be required) until the occurrence of the earliest

Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exercise Price under this Section 9(d), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Exercise Price shall be readjusted as if such rights and warrants had never been issued.

         For purposes of this Section 9(d) and Sections 9(a) and (c) of this Warrant, any dividend or distribution to which this Section 9(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9(a) or (c) of this Warrant applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 9(c) of this Warrant applies (and any Exercise Price reduction required by this Section 9(e) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price reduction required by Sections 9(a) and (c) of this Warrant with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 9(a) of this Warrant and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of
Section 9(c) of this Warrant and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 9(a) of this Warrant.

         (e) Subject to the provisions of Section 9(i), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10 of this Warrant applies or as part of a distribution referred to in Section 9(d) of this Warrant), then, and in each such case, immediately after the close of business on such date, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the

Current Market Price on the Record Date less an amount equal to the quotient of
(x) the amount of such cash distribute to all holders of its Common Stock, and
(y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon exercise of a Warrant (or any portion thereof) the amount of cash such holder would have received had such holder exercised such Warrant (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

         (f) For purposes of this Section 9, the following terms shall have the meanings indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive

                  (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 9(a), (b), (c), (d) or (e) of this Warrant occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to
Section 9(a), (b), (c), (d) or (e) of this Warrant occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company's Board of Directors in a manner consistent with any determination of such value for purposes of Section 9(d) of this

Warrant, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Exercise Price are called for pursuant to this Section 9, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this
Section 9 and to avoid unjust or inequitable results as determined in good faith by the Company's Board of Directors.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Company's Board of Directors or by statute, contract or otherwise).

         (g) The Company may make such reductions in the Exercise Price, in addition to those required by Section 9(a), (b), (c), (d) or (e) of this Warrant, as the Company's Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         (h) To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during such period and the Company's Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall mail or cause to be mailed to the holder of each Warrant at his last address in the Warrant Register a notice of the reduction at least five (5) days prior to the date the reduced Exercise Price is to take effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect.

         (i) No adjustment in the Exercise Price shall be required under this
Section 9 unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 9(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock.

         (j) Notice to Holders of Warrants Prior to Certain Actions. In case:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exercise Price pursuant to this Section 9; or

                  (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change from par value to no par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale and transfer of all or substantially all of the assets of the Company; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         the Company shall mail or cause to be mailed to the holder at such address appearing in the Warrant Register as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up and the Company shall contemporaneously issue a press release through PRNewswire or Bloomberg Financial Markets containing substantially the same information as the notice described above. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In addition, whenever the Exercise Price is adjusted as provided in this Section 9, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of each Warrant at his last address in the Warrant Register within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

         (k) In any case in which this Section 9 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractions of shares of Common Stock pursuant to Section 2(c) of this Warrant.

         (l) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (m) Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. The adjustment pursuant to this Section 9(m) to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 9 (or would be made but for Section 9(k) of this Warrant).

SECTION 10. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall issue a replacement Warrant providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exercise of such Warrants (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common

Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 10, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 of this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a corporation other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidate, merger, combination, Statutory Exchange, sale or conveyance, then such replacement Warrant shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder of the Warrants as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing. The Exercise Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the Exercise Price immediately prior to such event.

         The Company shall mail or cause to be mailed such replacement Warrant to each holder of Warrants, at such holder's address appearing in the Warrant Register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant.

         The above provisions of this Section 10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 10 applies to any event or occurrence, Section 9 of this Warrant shall not apply.

SECTION 11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), cause the Warrant Agent to issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if this Warrant is lost by, stolen from or destroyed by the original holder hereof, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of a new Warrant to such original holder other than such original holder's unsecured written agreement to indemnify the Company solely for losses actually incurred by the Company as a direct consequence of the loss, theft or destruction of the Warrant.

SECTION 12. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or (iii) one
(1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the

Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company to the attention of Chief Financial Officer as provided for below. The addresses and facsimile numbers for such communications shall be:

              If to the Company:
                       Dave & Buster's, Inc.
                       2481 Manana Drive
                       Dallas, Texas  75220
                       Telephone:  (214) 357-9588
                       Facsimile:  (214) 357-1536
                       Attention:  John Davis, Esq.
                                   Senior Vice President and General Counsel

              with a copy to:
                       Hallett & Perrin, P.C.
                       2001 Bryan Street, Suite 3900
                       Dallas, Texas  75201
                       Telephone:  (214) 922-4120
                       Facsimile:  (214) 922-4170
                       Attention:  Bruce H. Hallett, Esq.

              If to the Transfer Agent:
                       Mellon Investor Services LLC
                       Overpeck Centre
                       Ridgefield Park, NJ 07660
                       Telephone:  (   )    -
                                    ---  --- ----
                       Facsimile:  (   )    -
                                    ---  --- ----
                       Attention:
                                   ---------------

              If to the Warrant Agent:
                       The Bank of New York
                       101 Barclay Street, Floor 8W
                       New York, New York  10286
                       Telephone:  (212) 815-6907
                       Facsimile:  (212) 815-5707
                       Attention:  Corporate Trust Administration

         If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

SECTION 13. AMENDMENTS. This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and holders of a majority of Warrant Shares represented by all Warrants. Such amendment, change, waiver, discharge or termination shall be binding on the Company and all of the Warrant holder's assignees and transferees; provided, however, that no such action may increase the Exercise Price, including by a waiver of or an amendment to Section 9 of this Agreement, or decrease the number of shares or class of stock issuable upon exercise of any Warrants without the written consent of the holder of such Warrant. No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

SECTION 14. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Missouri shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 15. DESCRIPTIVE HEADINGS. The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of day and year first above written.

                                       "COMPANY"

                                       DAVE & BUSTER'S, INC.



                                       By:
                                            ------------------------------------
                                       Its:
                                            ------------------------------------

                              EXHIBIT A TO WARRANT

                             FORM OF EXERCISE NOTICE

         The undersigned holder hereby exercises the right to purchase ______________ shares of Common Stock ("Warrant Shares") of DAVE & BUSTER'S, INC, a Missouri corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

           ______   "Cash Exercise" with respect to ________ Warrant Shares;
                    and/or

           ______ "Cashless Exercise" with respect to ______ Warrant Shares (to the extent permitted by the terms of the Warrant).

         2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The holder of this warrant has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

         4. Private Placement Representations. The holder of this Warrant confirms the continuing validity of, and reaffirms as of the date hereof, its representations and warranties set forth in Section 7 of the Warrant.

Date: _______________, ____


---------------------------------               --------------------------------
Name of Registered Holder                       Tax ID of Registered Holder
                                                (if applicable)



By:
      ---------------------------
Its:
      ---------------------------

                                 ACKNOWLEDGMENT


         The Company hereby acknowledges this Exercise Notice and hereby directs Mellon Investor Services LLC to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated August 7, 2003 from the Company and acknowledged and agreed to by [_____________].

                                          DAVE & BUSTERS'S, INC.



                                          By:
                                               ---------------------------------
                                          Its:
                                               ---------------------------------

                              EXHIBIT B TO WARRANT

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of DAVE & BUSTER'S, INC., a Missouri corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_


                                             -----------------------------------

                                             By:
                                                  ------------------------------
                                             Its:
                                                  ------------------------------

                                             Taxpayer I.D. No. or Soc. Sec. No:

                                             -----------------------------------
                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

          Name in which new Warrant(s) should be registered:

          Right to Purchase No. of Shares of Common Stock:
                                                            -----------------
          Name:
                 -----------------------------------------
          Taxpayer I.D. No. or Soc. Sec. No:
                                              ------------
          Address:
                   ----------------------------------------

          -----------------------------------------

          -----------------------------------------


          The balance of the attached Warrant not so transferred shall be returned to the transferor in the form of a new Warrant reflecting such reduced amount.